UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)

(617) 444-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 20, 2007, we announced that Merck & Co., Inc. had suspended enrollment in clinical trials of MK-0457 (VX-680), the lead investigational Aurora kinase inhibitor in our pharmaceutical development collaboration with Merck, pending a full analysis of all efficacy and safety data for MK-0457. The decision was based on preliminary safety data, in which a clinical safety finding of QTc prolongation was observed in one patient. Patients currently enrolled in these trials may continue to be treated with MK-0457, with additional monitoring for QTc prolongation. In addition, the development of the Aurora kinase inhibitor MK-6592 (VX-667) was discontinued after the compound did not meet pharmacokinetic objectives in a Phase 1 clinical trial.  Merck plans to initiate in early 2008 a Phase 1 clinical trial of the Aurora kinase inhibitor VX-689 in patients with advanced and/or refractory solid tumors.

Safe Harbor Statement

This current report contains forward-looking statements, including the statement that Merck expects to initiate a Phase 1 clinical trial of VX-689 in early 2008. While we believe the forward-looking statements contained in this current report are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Those risks and uncertainties include, among other things, the risk that planned clinical trials will not be commenced due to unanticipated scientific developments or business constraints, that unexpected and adverse outcomes in ongoing clinical and nonclinical studies will occur, and other risks listed under risk factors in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. We disclaim any obligation to update the information contained in this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: November 27, 2007	/s/ Ian F. Smith
Ian F. Smith
Executive Vice President and Chief Financial Officer